UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2013

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Continental Blvd. Suite 600, El Segundo, California 90245
(Address of principal executive offices)

888-426-4780
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Forex International Trading Corp. (the "Company")  has been subjected to unusual trading activity on June 4, 2013.  The Company has been trading on average 20,000 shares per day but has seen volume of approximately 10 million shares on June 4, 2013.  Ordinarily, it is the Company’s policy not to comment on unusual market activity or market rumors; however the Company did confirm that it is not aware of any material corporate developments beyond its most recently issued news releases which could account for the recent unusual trading activity in its shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

		By:	/s/ Erik Klinger
		Name:	Erik Klinger
		Title:	CEO

Date:	June 5, 2013
El Segundo, California